UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2005

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06040
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LYDALL, INC.

INDEX

		Page Number
Item 1.01	Entry into a Material Definitive Agreement	3-4

	Signature	5

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2005, the Company executed an Amendment Agreement to it’s Credit Agreement originally dated July 14, 1999, as previously amended, (the “Existing Credit Agreement”) with JPMorgan Chase Bank N.A., as Administrative Agent, The Bank of New York, as Documentation Agent, Brown Brothers Harriman & Co., Wachovia Bank, N.A. and Webster Bank.

The material amendments to the Existing Credit Agreement are set forth below:

(a) The “Commitment Fee Rate” established in the definition of “Applicable Rate” contained in Section 1.01 of the Existing Credit Agreement is amended and restated as follows: (i) for Category 1, the “Commitment Fee Rate” shall be equal to .375%, (ii) for Category 2, the “Commitment Fee Rate” shall be equal to .325%, (iii) for Category 3, the “Commitment Fee Rate” shall be equal to .275% and (iv) for Category 4, the “Commitment Fee Rate” shall be equal to .225%.

(b) The definition of “Consolidated EBITDA” contained in Section 1.01 of the Existing Credit Agreement is amended to insert “, plus (f) the aggregate amount of legal and due diligence expenses arising from litigation with or claims by Walter A. Ruschmeyer not to exceed $1,919,000 for the fiscal period ending December 31, 2004, $1,877,000 for the fiscal period ending March 31, 2005, $749,000 for the fiscal period ending June 30, 2005, $81,000 for the fiscal period ending September 30, 2005 and $0 thereafter, plus (g) the aggregate amount of non-cash stock option expense” at the end of clause (e).

(c) The definition of “Documentation Agent” contained in Section 1.01 of the Existing Credit Agreement is amended to substitute “The Bank of New York” in place of “Fleet National Bank”.

(d) The definition of “Indebtedness” contained in Section 1.01 of the Existing Credit Agreement is amended to insert “Solely for purposes of determining the Leverage Ratio, the amount of obligations of a Consolidated Entity in respect of a Hedging Agreement shall be deemed to be 20% of the notional amount of such Hedging Agreement.” at the end of such definition.

(e) The definition of “Revolving Credit Maturity Date” contained in Section 1.01 of the Existing Credit Agreement is amended to substitute “February 1, 2009” in place of “September 30, 2005”.

(f) The definition of “Swingline Lender” contained in Section 1.01 of the Existing Credit Agreement is amended to delete “or Fleet National Bank, as the case may be,”.

(g) Section 6.02(e) of the Existing Credit Agreement is amended to substitute “any real property or capital asset” in place of “any property or asset”.

(h) Section 6.06(a)(iii) of the Existing Credit Agreement is amended (i) to substitute “(A) $1,000,000” in place of “$8,000,000” and (ii) to insert “or (B) if the Leverage Ratio did not exceed 1.50 to 1.00 as of the end of the preceding fiscal quarter (as reported in the Borrower’s compliance certificate delivered under Section 6.01(d)), $1,800,000 during any fiscal quarter; provided that the aggregate amount of Restricted Payments permitted under this clause (B) shall in no event exceed $5,000,000 during any fiscal year of the Borrower” immediately prior to the end thereof.

(i) Section 6.13 of the Existing Credit Agreement is amended to substitute “2.75 to 1.00” in place of “2.50 to 1.00”.

(j) Section 6.16 of the Existing Credit Agreement is amended and restated to read as follows:

Section 6.16. Minimum EBITDA. The Borrower will not permit Consolidated EBITDA as determined as of the end of each fiscal quarter of the Borrower to be less than (a) for the fiscal quarters ended June 30, 2004, September 30, 2004, December 31, 2004, March 31, 2005 and June 30, 2005, $18,000,000, (b) for the fiscal quarter ending September 30, 2005, $22,000,000, (c) for the fiscal quarter ending December 31, 2005, $22,500,000, (d) for the fiscal quarter ending March 31, 2006, $23,000,000, (e) for the fiscal quarter ending June 30, 2006, $23,500,000, (f) or the fiscal quarter ending September 30, 2006, $24,000,000, (g) for the fiscal quarter ending December 31, 2006, $24,500,000 and (h) thereafter, $25,000,000.

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(k) Section 10.01 of the Existing Credit Agreement is amended to (i) insert “and” at the end of paragraph (d), (ii) to delete paragraph (e) and (iii) to substitute “(e)” in place of “(f)”.

A copy of the Amendment Agreement will be filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

February 9, 2005	By:	/S/ JOHN J. KRAWCZYNSKI
John J. Krawczynski Controller (On behalf of the Registrant and as Principal Accounting Officer)

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